Exhibit 99.1

BTU International Reports Fourth Quarter and Fiscal Year 2004 Results

    NORTH BILLERICA, Mass.--(BUSINESS WIRE)--Feb. 17, 2005--BTU International, Inc. (Nasdaq NM: BTUI), leading supplier of advanced thermal processing equipment used for printed circuit board assembly, semiconductor packaging and advanced materials processing, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2004.
    Fourth quarter net sales were $13.6 million, compared to $15.4 million in the preceding quarter, and compared to $7.8 million for the same quarter a year ago. Net income for the fourth quarter of 2004 was $70,000, or $0.01 per share. This compares to a net loss of $2.4 million, or $0.33 per share, in the preceding quarter, which included a one-time restructuring charge of $1.6 million, or $0.23 per share. Net loss for the fourth quarter of 2003 was $1.6 million, or $0.22 per share.
    Net sales for the year 2004 nearly doubled to $54.6 million, compared to $28.5 million for the year 2003. Before a one-time restructuring charge of $1.6 million, or $0.23 per share, the net loss for 2004 was $2.5 million, or $0.35 per share. Including the restructuring charge, the net loss for the year 2004 was $4.2 million, or $0.58 per share, which compares to a loss of $6.8 million, or $0.97 per share for the year 2003.
    Commenting on the company's fourth quarter performance, Paul J. van der Wansem, chairman and CEO, said: "We are pleased with the initial results of our cost reduction programs and the return to profitability during the quarter. In addition, the management team has been successful in reducing working capital, which resulted in an improved cash flow during the fourth quarter."

    Outlook

    "The general trend in capital spending levels in many of the markets we serve has been cautious, with an indication of growth in Asia and Europe. The operations in China are proceeding according to plan, and our global organization will continue on the path to increase productivity and lower costs," said Van der Wansem.

    Teleconference and Simultaneous Webcast

    BTU will be discussing its financial results, along with its outlook for the first quarter of 2005, in a conference call to be held tomorrow, Friday, February 18, at 11:00 a.m. Eastern Time. A webcast of the conference call will be available on BTU's Web site at www.btu.com or at www.streetevents.com. Replays of the call will be available through March 4, 2005, and can be accessed at these Web sites or by phone at (800) 938-1584.

    About BTU International

    BTU International is a market-leading supplier of advanced thermal processing equipment to the semiconductor, electronics, and materials sectors. BTU manufactures a wide range of equipment for semiconductor packaging applications, including state-of-the-art systems for wafer bumping and wafer-level packaging. The company is also a major manufacturer of solder reflow furnaces for printed circuit board assembly, and advanced systems for materials processing applications requiring high temperatures and precise atmosphere control. BTU, with world headquarters in North Billerica, Mass., operates worldwide with direct sales and service offices in the USA, Asia and Europe. Information about BTU International is available on BTU's Web site at www.btu.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    This news release contains forward-looking statements, including under the caption "Outlook," that involve known and unknown risks and uncertainties. Such statements are made pursuant to the "safe harbor" provisions established by the federal securities laws, and are based on the assumptions and expectations of the company's management at the time such statements are made. Important factors that could cause actual results to differ include the timely availability and acceptance of new products, general market conditions governing supply and demand, the impact of competitive products and pricing and other risks detailed in the company's filings with the Securities and Exchange Commission. Actual results may vary materially. Accordingly, you should not place undue reliance on any forward-looking statements. Unless otherwise required by law, the company disclaims any obligation to revise or update such forward-looking statements in order to reflect future events or developments.


                     -- Financial Tables Follow --

                        BTU INTERNATIONAL, INC.
                 Consolidated Statements of Operations
          (In thousands, except per share and share amounts)



                            Three Months Ended   Twelve Months Ended
                          --------------------------------------------
                             Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                               2004       2003       2004       2003
----------------------------------------------------------------------
Net Sales                 $   13,624 $    7,792 $   54,639 $   28,490
Cost of Goods Sold             9,932      6,166     41,503     22,098
----------------------------------------------------------------------
Gross Margin                   3,692      1,626     13,136      6,392
Selling, General and
   Administrative Expenses     2,562      1,951     11,528      9,419
Research, Development and
   Engineering                   903        989      3,691      3,382

----------------------------------------------------------------------
Income (Loss) from Operations
  Before Restructuring           227     (1,314)    (2,083)    (6,409)

Restructuring                      0          0      1,648        190
----------------------------------------------------------------------
Income (Loss) from Operations
  After Restructuring            227     (1,314)    (3,731)    (6,599)


Interest (Expense) Income,
 net                            (155)      (107)      (452)      (304)
Other (Expense) Income,
 net                              (2)      (155)         2       (148)
----------------------------------------------------------------------
Income (Loss) Before
 Income Taxes                     70     (1,576)    (4,181)    (7,051)
Income Tax Benefit                 0          0          0       (222)
----------------------------------------------------------------------
Net Income (Loss)         $       70    ($1,576)   ($4,181)   ($6,829)
======================================================================

Earnings (Loss) Per Share:
   Basic                  $     0.01     ($0.22)    ($0.58)    ($0.97)
   Diluted                $     0.01     ($0.22)    ($0.58)    ($0.97)

----------------------------------------------------------------------
Weighted Average Number of
 Shares Outstanding:
   Basic                   7,196,612  7,128,307  7,185,091  7,041,784
   Diluted                 7,265,861  7,128,307  7,185,091  7,041,784


Net Loss Reconciliations:
----------------------------------------------------------------------
    Net Loss                                       ($4,181)
    Addback: Restructuring Charges                   1,648
                                                 ----------
      Net Loss Before Restructuring Charges        ($2,533)
                                                 ==========

     Loss Per Share                                 ($0.58)
     Addback: Restructuring Charges per share        (0.23)
                                                 ----------
     Net Loss Before Restructuring
      Charges per share                             ($0.35)
                                                 ==========


                        BTU INTERNATIONAL, INC.
                      Consolidated Balance Sheets
                            (In thousands)


                                            December 31,  December 31,
                                                  2004          2003
----------------------------------------------------------------------
Assets
 Cash and Investments                       $      372   $     6,659
 Accounts Receivable                             9,170         6,073
 Inventories                                    13,354         7,795
 Other Current Assets                              646           469
 Property, Plant and
   Equipment, net                                2,689         3,290
 Other Assets                                      827         1,368
----------------------------------------------------------------------

                                            $   27,058   $    25,654
======================================================================



Liabilities and Stockholders' Investment
 Short-Term Debt                            $    2,358   $       360
 Other Current Liabilities                       8,248         4,576
 Long-Term Debt                                  5,289         5,440
 Long-Term Deferred Comp.                          512           458

 Stockholders' Investment                       10,651        14,820
----------------------------------------------------------------------

                                            $   27,058   $    25,654
======================================================================

    CONTACT: Company Contact:
             BTU International, Inc.
             Tom Kealy, 978-667-4111 Ext. 106
             Vice President, CAO
             or
             Agency Contact:
             For BTU International
             Bill Monigle, 603-424-1184
             IR Counsel